Och-Ziff Reports 2016 Third Quarter Results
NEW YORK, November 2, 2016 - Och-Ziff Capital Management Group LLC (NYSE: OZM) announced its 2016 third quarter results today. To view the detailed earnings press release, please visit the Public Investors page of Och-Ziff's website (www.ozcap.com).
Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Joel Frank, Chief Financial Officer, will host a conference call today, November 2, 2016, at 8:30 a.m. Eastern Time to discuss the Och-Ziff's 2016 third quarter results. The call can be accessed by dialing +1-888-713-4217 (in the U.S.) or +1-617-213-4869 (international), passcode 61288976. A simultaneous webcast of the call will be available on the Public Investors page of Och-Ziff’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 18407426. A webcast replay will also be available on the Och-Ziff's website as noted above.
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About Och-Ziff
Och-Ziff is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of November 1, 2016, Och-Ziff had approximately $37.0 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact	Media Relations Contact
Tina Madon	Joe Snodgrass
+1-212-719-7381	+1-212-887-4821
tina.madon@ozcap.com	joseph.snodgrass@ozcap.com